As filed with the Securities and Exchange Commission on June 13, 2019.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEWY, INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	90-1020167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(786) 320-7111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sumit Singh

Chief Executive Officer

Chewy, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(786) 320-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua N. Korff, P.C. Tim Cruickshank Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Mario J. Marte Chief Financial Officer Chewy, Inc. 1855 Griffin Road, Suite B-428 Dania Beach, Florida 33004 (786) 320-7111	Michael Kaplan Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    File No. 333-231095

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, par value $0.01 per share	5,635,000	$22.00	$123,970,000	$15,026

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 735,000 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-231095).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $1,004,640,000 on the Registration Statement on Form S-1, as amended (File No. 333-231095), which was declared effective by the Securities and Exchange Commission on June 13, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $123,970,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Chewy, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-231095) (the “Prior Registration Statement”), which the Commission declared effective on June 13, 2019.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 5,635,000 shares the number of shares of its Class A common stock, par value $0.01 per share, to be registered for sale, 735,000 of which may be sold by the selling stockholder upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on page II-5 of the Registration Statement on Form S-1 (File No. 333-231095) filed on April 29, 2019)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fort Lauderdale, Florida on June 13, 2019.

CHEWY, INC.

By:	/s/ Sumit Singh
Name:	Sumit Singh
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sumit Singh Sumit Singh	Principal Executive Officer and Director	June 13, 2019

/s/ Mario Marte Mario Marte	Principal Financial Officer	June 13, 2019

/s/ Stacy Bowman Stacy Bowman	Principal Accounting Officer	June 13, 2019

* Raymond Svider	Director and Chairman of the Board of Directors	June 13, 2019

* Fahim Ahmed	Director	June 13, 2019

* Michael Chang	Director	June 13, 2019

* James Kim	Director	June 13, 2019

* Lisa Sibenac	Director	June 13, 2019

* J.K. Symancyk	Director	June 13, 2019

* /s/ Mario Marte Mario Marte Attorney-in-Fact